  As filed with the Securities and Exchange Commission on November 20, 1996.
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                        PAPA JOHN'S INTERNATIONAL, INC.
              (Exact name of registrant specified in its charter)

              DELAWARE                                   61-1203323
--------------------------------------      ------------------------------------
       (State of Incorporation)             (I.R.S. Employer Identification No.)

                       11492 BLUEGRASS PARKWAY, SUITE 175
                          LOUISVILLE, KENTUCKY  40299
                    (Address of Principal Executive Offices)

                                 -------------

                        PAPA JOHN'S INTERNATIONAL, INC.
                      1993 STOCK OWNERSHIP INCENTIVE PLAN
                            (Full title of the plan)

                                 -------------

                           CHARLES W. SCHNATTER, ESQ.
                         SENIOR VICE PRESIDENT, GENERAL
                             COUNSEL AND SECRETARY
                        PAPA JOHN'S INTERNATIONAL, INC.
                       11492 BLUEGRASS PARKWAY, SUITE 175
                          LOUISVILLE, KENTUCKY  40299
                                 (502) 266-5200
           (Name, address and telephone number of agent for service)

                                 -------------

                        CALCULATION OF REGISTRATION FEE

=============================================================================================
     TITLE OF            AMOUNT             PROPOSED         PROPOSED MAXIMUM     AMOUNT OF
    SECURITIES            TO BE        MAXIMUM OFFERING          AGGREGATE       REGISTRATION
TO BE REGISTERED     REGISTERED (1)    PRICE PER SHARE(2)    OFFERING PRICE(2)       FEE
---------------------------------------------------------------------------------------------
Common Stock,
par value $.01      1,500,000 shares        $47.625             $71,437,500       $21,647.73
=============================================================================================

     (1) 2,250,000 shares, as adjusted for Registrant's 3-for-2 stock split to be distributed November 22, 1996.

     (2) Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457 under the Securities Act of 1933 and is based on the average of the high and low prices per share as reported on the National Association of Securities Dealers - National Market System on November 14, 1996.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Papa John's International, Inc. ("Registrant") previously filed a Registration Statement ("Initial Registration Statement") on Form S-8 (Reg. No. 33-67472) covering 825,000 shares of Registrant's Common Stock issuable pursuant to the Papa John's International, Inc. 1993 Stock Ownership Incentive Plan (the "Plan"). This Registration Statement is being filed for the purpose of registering 1,500,000 additional shares of Registrant's Common Stock for issuance under the Plan. Pursuant to General Instruction E of Form S-8, the contents of the Initial Registration Statement are incorporated by reference into this Registration Statement. After giving effect to the Registrant's 3-for-2 stock split to be distributed November 22, 1996, this Registration Statement and the Initial Registration Statement will cover 2,250,000 and 1,237,500 shares, respectively.


     ITEM 8.  EXHIBITS.

        The following exhibits are filed as part of this Registration Statement:

           5    Opinion and consent of Greenebaum Doll & McDonald PLLC.

          23.1  Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit
                5).

          23.2  Consent of Ernst & Young LLP.

          24 Powers of Attorney (included on signature page of the Registration Statement).

                                   SIGNATURES
                                   ----------

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOUISVILLE, COMMONWEALTH OF KENTUCKY, ON NOVEMBER 19, 1996.

                               PAPA JOHN'S INTERNATIONAL, INC.


                               By:/s/ John H. Schnatter
                                  -------------------------------------------
                                  John H. Schnatter
                                  Chairman, Chief Executive Officer and Director

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Schnatter, Charles W. Schnatter and Christopher J. Sternberg, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                                   TITLE                                  DATE
        ---------                                   -----                                  ----

     /s/ John H. Schnatter                Chairman, Chief Executive Officer and      November 19, 1996
     --------------------------------      Director (Principal Executive Officer)
     John H. Schnatter


     /s/ Charles W. Schnatter             Senior Vice President, Secretary,          November 19, 1996
     --------------------------------      General Counsel and Director
     Charles W. Schnatter


     /s/ O. Wayne Gaunce                  Director                                   November 19, 1996
     --------------------------------
     O. Wayne Gaunce


     /s/ Jack A. Laughery                 Director                                   November 19, 1996
     --------------------------------
     Jack A. Laughery

        SIGNATURE                                   TITLE                                  DATE
        ---------                                   -----                                  ----

     /s/ Michael W. Pierce                Director                                   November 19, 1996
     ---------------------------------
     Michael W. Pierce


     /s/ Richard F. Sherman               Director                                   November 19, 1996
     ---------------------------------
     Richard F. Sherman


     /s/ E. Drucilla Milby                Vice President and Treasurer (Principal    November 19, 1996
     ---------------------------------     Financial Officer)
     E. Drucilla Milby


     /s/ J. David Flanery                 Vice President and Corporate Controller    November 19, 1996
     ----------------------------------    (Principal Accounting Officer)
     J. David Flanery

                                 EXHIBIT INDEX
                                 -------------

EXHIBIT NUMBER         EXHIBIT DESCRIPTION
--------------         -------------------

       5          Opinion and consent of Greene-
                  baum Doll & McDonald PLLC.

      23.1        Consent of Greenebaum Doll &
                  McDonald PLLC (included in
                  Exhibit 5).

      23.2        Consent of Ernst & Young LLP

       24         Powers of Attorney (included on
                  signature page of the Registra-
                  tion Statement).